Exhibit 10.1

CN DRAGON CORPORATION

AND

CNDC GROUP LTD

Share Exchange Agreement

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into on the 14th day of March 2010, and is made

BETWEEN:

(1)
CN Dragon Corporation (fka, Wavelit, Inc.), a corporation incorporated under the laws of the State of Nevada, with an address at 8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (“DRGN”)

AND

(2)	CNDC Group Ltd, a corporation incorporated under the laws of the British Virgin Islands, with an address at OMC Chambers, PO Box 3152, Road Town, Tortola, British Virgin Islands (“CNDC Group”)

PREMISES

A.	This Agreement provides for the acquisition of CNDC Corporation, a corporation incorporated under the laws of the British Virgin Islands (“CNDC”).

B.
CNDC is a wholly owned subsidiary of CNDC Group and is engaged in the business of providing consulting and advisory services to tourism and hospitality developers in the People’s Republic of China (PRC).

C.
On the ‘Closing Date’ of this Agreement (hereinafter defined), DRGN will acquire one (1) issued and fully paid ordinary share representing 100% equity interest in CNDC, in exchange for the issuance of 42,000,000 common stock of DRGN to CNDC Group. Accordingly, CNDC will become a wholly-owned subsidiary of DRGN on the Closing Date of this Agreement.

D.
The board of directors of DRGN and CNDC Group have determined, subject to the terms and conditions in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

E.	The parties desire that the exchange qualify as a tax free exchange meeting the requirements of Article 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

F.	Further information and particulars of DRGN, CNDC Group and CNDC are set out in the Schedule.

AGREEMENT

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF CN DRAGON CORPORATION

As an inducement to, and to obtain the reliance of CNDC Group, DRGN represents and warrants as follows:

Section 1.1                      Organization

DRGN is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of DRGN’s articles of incorporation or bylaws. DRGN has full power, authority and legal right and has taken all action required by law, its articles of incorporation, and its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2                      Capitalization

 The authorized capitalization of DRGN consists of 250,000,000 shares of Common Stock, $0.001 par value per share, and 375,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof, DRGN has 1,804,696 shares of Common Stock issued and outstanding.

All issued and outstanding shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person. DRGN has no other securities, warrants or options authorized or issued.

Section 1.3	Subsidiaries

DRGN has the following wholly-owned subsidiaries: Precision Aviation, Inc.; Galaxy Networks, Inc. (USA); Galaxy Networks, Inc. (Canada); and China Teletech Limited (fka, Stream Horizons Ltd).
Section 1.4                      Tax Matters: Books and Records.

The books and records, financial and others, of DRGN are in all material respects complete and correct and have been maintained in accordance with good business accounting practices. DRGN has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties). DRGN will remain responsible for all debts incurred by DRGN prior to the date of closing.

Section 1.5      Litigation and Proceedings

There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting DRGN or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of DRGN. DRGN is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6      Material Contract Defaults

DRGN is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of DRGN, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which DRGN has not taken adequate steps to prevent such a default from occurring.

Section 1.7                      Information

The information concerning DRGN as set forth in this Agreement and in the Schedule is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be made.

Section 1.8                      Title and Related Matters

DRGN has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. DRGN owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with DRGN’s business. No third party has any right to, and DRGN has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of DRGN or any material portion of its properties, assets or rights.

Section 1.9                      Contracts

On the Closing Date, there are no material contracts, agreements franchises, license agreements, or other commitments to which DRGN is a party or by which it or any of its properties are bound.

DRGN is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as DRGN can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of DRGN.

DRGN is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 1.10                      Compliance with Laws and Regulations

To the best of DRGN’s knowledge and belief, DRGN has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of DRGN or would not result in DRGN incurring material liability.

Section 1.11                      Insurance

 All of the insurable properties of DRGN are insured for DRGN’s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 1.12                      Approval of Agreement

The directors of DRGN have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 1.13                      Material Transactions or Affiliations

Chong Him Lau is director of DRGN. Mr Lau is also sole director and shareholder of CNDC Group. CNDC Group is director and sole shareholder of  CNDC.  Accordingly, Mr Lau is a related party in the transaction contemplated by this Agreement.

Other than described above in the first paragraph of this Section 1.13, there are no material contracts or agreements of arrangement between DRGN and any person, who was at the time of such contract, agreement or arrangement, an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Stock of DRGN and which is to be performed in whole or in part after the date hereof. DRGN has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14   No Conflict with Other Instruments

 The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which DRGN is a party or to which any of its properties or operations are subject.

Section 1.15   Governmental Authorizations

 DRGN has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by DRGN of this Agreement and the consummation of the transactions contemplated hereby.

Section 1.16                      SEC Reporting and Compliance.

DRGN is currently subject to SEC reporting requirements. To the best knowledge of DRGN, DRGN has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

Section 1.17                      No General Solicitation or Advertising

In issuing DRGN’s Common Stock under this Agreement, neither DRGN nor anyone acting on its behalf has offered to sell the DRGN Common Stock by any form of general solicitation or advertising.

Section 1.18                      Questionable Payments and Off-Balance Sheet Arrangements

Neither DRGN nor any director, officer or, to the best knowledge of DRGN, agent, employee or other person associated with or acting on behalf of DRGN, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; made any off-balance sheet arrangements; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 1.19                      Indebtedness

DRGN’s Financial Statements sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of DRGN, as applicable, or for which DRGN, as applicable, has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in DRGN’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (ii) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. DRGN is not in default with respect to any Indebtedness.

Section 1.20                      Absence of Certain Developments

DRGN has not: (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto; (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of DRGN’s business; (iii) made capital expenditures or commitments thereof that aggregate in excess of $10,000; (iv) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 1.21                      Financial Statements

The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the DRGN financial statements filed with the SEC, (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of DRGN, and (iii) present fairly in all material respects the financial condition of DRGN at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.
ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF CNDC GROUP LTD

As an inducement to, and to obtain the reliance of DRGN, CNDC Group represents and warrants as follows:

Section 2.1                      Organization

 CNDC is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CNDC’s certificate of incorporation or bylaws. CNDC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2                      Capitalization

The authorized capitalization of CNDC consists of 50,000 ordinary shares, $1.00 par value per share and no preferred shares. As of the date hereof, there is one (1) ordinary share issued and outstanding.

All issued and outstanding shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person. CNDC has no other securities, warrants or options authorized or issued.

Section 2.3                      Subsidiaries

CNDC has two wholly-owned subsidiaries, CN Dragon Holdings Ltd, a corporation incorporated under the laws of Hong Kong and Zhengzhou CN Dragon Limited, a Wholly Foreign Owned Enterprise incorporated under the laws of the PRC.

Section 2.4                      Tax Matters: Books and Records.

The books and records, financial and others, of CNDC are in all material respects complete and correct and have been maintained in accordance with good business accounting practices. CNDC has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties). CNDC shall remain responsible for all debts incurred by CNDC prior to the Closing Date.
Section 2.5      Information

The information concerning CNDC as set forth in this Agreement and in the Schedule is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be made.

Section 2.6                      Title and Related Matters

CNDC has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. CNDC owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with CNDC’s business. No third party has any right to, and CNDC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of CNDC or any material portion of its properties, assets or rights.

Section 2.7                      Litigation and Proceedings

There are no actions, suits or proceedings pending or threatened by or against or affecting CNDC, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of CNDC. CNDC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8                      Contracts.

On the Closing Date, there are no material contracts, agreements franchises, license agreements, or other commitments to which CNDC is a party or by which it or any of its properties are bound.

CNDC is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as CNDC can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of CNDC.

CNDC is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.9                      No Conflict with Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which CNDC is a party or to which any of its properties or operations are subject.

Section 2.10                      Material Contract Defaults

To the best of  the knowledge of CNDC Group, CNDC is not in default under the terms of any outstanding contract, agreement, lease or other commitment which has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of CNDC, and there is no event of default in any such contract, agreement, lease or other commitment which default has, individually or in the aggregate, a material adverse effect on the businesses, operations, business prospects, financial conditions or operating results of CNDC.

Section 2.11                      Governmental Authorizations

To the best of  the knowledge of CNDC Group, CNDC has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, or the applicable laws of the British Virgin Islands, Peoples Republic of China and Hong Kong, as applicable, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Parties of the transaction documents contemplated hereby.

Section 2.12                      Compliance with Laws and Regulations

To the best knowledge of CNDC Group, the business of CNDC has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, and all applicable laws, rules, regulations and ordinances of the British Virgin Islands, the Peoples Republic of China and Hong Kong, as applicable, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect.  CNDC have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 2.13                      Insurance

Each of CNDC’s insurable properties are insured for CNDC’s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 2.14 Material Transactions or Affiliations

Chong Him Lau is director of DRGN. Mr Lau is also sole director and shareholder of CNDC Group. CNDC Group is director and sole shareholder of CNDC.  Accordingly, Mr. Lau is a related party in the transaction contemplated by this Agreement.

Other than described above in the first paragraph of this Section 2.14, there are no material contracts or agreements of arrangement between CNDC Group and any person, who was at the time of such contract, agreement or arrangement, an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the ordinary shares of CNDC Group and which is to be performed in whole or in part after the date hereof. CNDC Group has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 2.15                      Indebtedness

CNDC’s Financial Statements sets forth as of the dates and periods indicated on such form and financial statements, all outstanding secured and unsecured Indebtedness of CNDC, as applicable, or for which CNDC, as applicable, has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in CNDC’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. CNDC is not in default with respect to any Indebtedness.

Section 2.16                      Absence of Certain Developments

CNDC has not: (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto; (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of CNDC’s business; (iii) made capital expenditures or commitments thereof that aggregate in excess of $10,000; (iv) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18                      Financial Statements

The balance sheets, and statements of income, changes in financial position and stockholders’ equity contained in the CNDC’s financial statements:  (i) have been prepared in accordance with GAAP; (ii) are in accordance with the books and records of the CNDC; and (iii) present fairly in all material respects the financial condition of the CNDC at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

ARTICLE III

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1                      Share Exchange/Delivery of CNDC Securities

On the Closing Date, CNDC Group must deliver to DRGN one (1) issued and fully paid share representing 100% equity interest in CNDC, duly endorsed in blank or with executed power attached thereto in transferable form.

Section 3.2                      Issuance of DRGN Shares

In exchange for the CNDC share tendered pursuant to Section 3.1, DRGN must issue 42,000,000 shares of DRGN’s common stock to CNDC Group. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3                      Events Prior to Closing

Upon execution hereof or as soon thereafter as practical, management of DRGN and CNDC Group must execute, acknowledge and deliver (or must cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.4                      Closing Date

The closing ("Closing Date") of the transactions contemplated by this Agreement will be on the date and at the time the exchange documents are executed by all Parties.

Section 3.5                      Termination

(a) This Agreement may be terminated by any Party, at any time prior to the Closing Date if: (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

(b) Except as otherwise agreed by the Parties with respect to the payment of expenses, in the event of termination pursuant to Paragraph (a) of this Section, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(c) This Agreement may be terminated at any time prior to the Closing Date by any Party if any Party shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Parties contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given.

(d) Should this Agreement is terminated pursuant to Paragraph (b) of this Section, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1                      Access to Properties and Records

Prior to closing, DRGN and CNDC Group will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, so that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2	Availability of Rule 144

DRGN and CNDC Group Shareholders holding "restricted securities", as that term is defined in Rule 144 of the 1933 Securities Act will remain as “restricted securities”. DRGN is under no obligation to register such shares under the Securities Act, or otherwise. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3	Special Covenants and Representations Regarding the CN Dragon Corporation Common Shares to be issued in the Exchange

The consummation of this Agreement, including the issuance of the DRGN common shares to CNDC Group as contemplated hereby, constitutes the issuance of securities under Section 4(2) of the Securities Act, and applicable state statutes.

Section 4.4	Third Party Consents

DRGN and CNDC Group agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5                      Actions Prior to and Subsequent to Closing.

From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, DRGN and CNDC Group will each use its best efforts to: (i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

From and after the date of this Agreement until the Closing Date, DRGN will not, without the prior consent of CNDC Group: (i) except as otherwise specifically set forth herein, make any change in its certificate of incorporation or bylaws; (ii) declare or pay any dividend on its outstanding common shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein; (iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers; (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares; or (v) purchase or redeem any common shares.

Section 4.5                      Indemnification

DRGN hereby agrees to indemnify CNDC Group, each of their respective officers, agents and directors as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing Date and consummation of the transactions contemplated hereby and termination of this Agreement; and

CNDC Group hereby agrees to indemnify DRGN, each of the officers, agents, directors and current shareholders of DRGN as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing Date and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF CN DRAGON CORPORATION

The obligations of DRGN under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1                      Accuracy of Representations

The representations and warranties made by CNDC Group in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and CNDC Group shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CNDC Group prior to or at the Closing. DRGN shall be furnished with a certificate, signed by a duly authorized officer of CNDC Group and dated the Closing Date, to the foregoing effect.

Section 5.2                      Director Approval

The Board of Directors of CNDC Group shall have approved this Agreement and the transactions contemplated herein.

Section 5.3                      Officer's Certificate

DRGN shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of CNDC Group to the effect that: (i) the representations and warranties of CNDC Group set forth in the Agreement and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing Date;
(ii) CNDC Group has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Closing Date; (iii) since such date, CNDC Group has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and
(iv) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of CNDC Group, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement which might result in any material adverse change in any of the assets, properties, business or operations of CNDC Group.

Section 5.4                      No Material Adverse Change

Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of CNDC.

Section 5.5                      Other Items.

DRGN shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as DRGN may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF CNDC GROUP LTD

The obligations of CNDC Group under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1                      Accuracy of Representations

The representations and warranties made by DRGN in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at, and as of the Closing Date, and DRGN shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by DRGN prior to or at the Closing. CNDC Group shall have been furnished with a certificate, signed by a duly authorized executive officer of DRGN and dated the Closing Date, to the foregoing effect.

Section 6.2                      Director Approval

The Board of Directors of DRGN shall have approved this Agreement and the transactions contemplated herein.

Section 6.3                      Officer's Certificate

CNDC Group shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of DRGN to the effect that: (i) the representations and warranties of
DRGN set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Closing
Date; and (ii) DRGN has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by
DRGN as of the Closing Date.

Section 6.4                      No Material Adverse Change

Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of DRGN.

Section 6.5                      Cancellation of Outstanding Options, Warrants, Rights, Etc

Prior to the Closing Date, DRGN shall cancel all outstanding stock options, rights or commitments to issue shares of DRGN’s common or preferred stock, warrants and convertible notes, and warrants that there shall be no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities issued or outstanding.

Section 6.6                      Cancellation of Voting Trusts

Prior to the Closing Date, DRGN shall cancel all voting trusts, agreements or arrangements among any of the beneficial holders of DRGN’s common or preferred stock affecting the nomination or election of directors or the exercise of the voting rights of DRGN’s common or preferred stock.

ARTICLE VII

MISCELLANEOUS

Section 7.1                     Brokers and Finders

The Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2                     Law, Forum and Jurisdiction

This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 7.3                     Notices

Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram to the address provided above to each Party or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4                     Attorneys' Fees

In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5                     Confidentiality

Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6                     Schedule; Knowledge

Each party is presumed to have full knowledge of all information delivered pursuant to this Agreement.

Section 7.7                     Third Party Beneficiaries

This contract is solely between DRGN and CNDC Group and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8                     Entire Agreement

This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9                     Survival; Termination

The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.
Section 7.10                      Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11                      Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a written consent by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a written consent by the party or parties for whose benefit the provision is intended.

Section 7.12                      Headings; Context

The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and does not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.13                      Benefit

This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.14                      Public Announcements

Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.15                      Severability

In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.16                      Failure of Conditions; Termination

In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will be liable for the other party’s legal fees, as limited in this Section.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.17                      No Strict Construction

The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.18                      Execution Knowing and Voluntary

In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.19                      Amendment

At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

CN Dragon Corporation /s/ Teck Fong Kong __________________________________________ Signed for and on behalf of CN Dragon Corporation By: Teck Fong Kong Its: Director

CNDC Group Ltd /s/ Chong Him Lau ___________________________________________ Signed for and on behalf of CNDC Group Ltd By: Chong Him Lau Its: Director

SCHEDULE

PART A

Particulars of DRGN

Name of the Company	:	CN Dragon Corporation (fka Wavelit, Inc.)
Business Identification Number	:	NV20011415667
Date of incorporation	:	8/30/2001
Place of incorporation	:	Nevada, U.S.
Address of registered office	:	8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong
Authorized share capital	:	US$ 625,000.00 divided into 2 classes: Common Stock in the amount of 250,000,000 [par share value: US$ 0.001] and Preferred Stock in the amount of 375,000,000 [par share value: US$ 0.001].
Issued and outstanding shares	:	1,804,696 Common Stock, as of the date of this Agreement
Director(s)	:	Teck Fong Kong Chong Him Lau

PART B

Particulars of CNDC Group

Name of the Company	:	CNDC Group Ltd
Company number	:	1432774
Date of incorporation	:	9/20/2007
Place of incorporation	:	British Virgin Islands
Address of registered office	:	OMC Chambers, PO Box 3152, Road Town, Tortola, British Virgin Islands
Authorized share capital	:	US$ 50,000 divided into 50,000 shares [par share value: US$ 1.00]
Issued shares	:	1 share
Director(s)	:	Chong Him Lau
Shareholder(s) (ordinary Shares)	:	Name	Number of Share(s)	Percentage of shareholding
		Chong Him Lau	1	100%

PART C

Particulars of CNDC

Name of the Company	:	CNDC Corporation
Company number	:	1472024
Date of incorporation	:	3/26/2008
Place of incorporation	:	British Virgin Islands
Address of registered office	:	OMC Chambers, PO Box 3152, Road Town, Tortola, British Virgin Islands
Authorized share capital	:	US$ 50,000 divided into 50,000 shares [par share value: US$ 1.00]
Issued shares	:	1 share
Director(s)	:	CNDC Group Ltd
Shareholder(s) (ordinary Shares)	:	Name	Number of Share(s)	Percentage of shareholding
		CNDC Group Ltd	1	100%

Subsidiaries	:	CN Dragon Holdings Ltd Zhengzhou CN Dragon Ltd